Maintenance of Code of Ethics and Regulatory Compliance Manual

Purpose

This Manual and Code of Ethics has been adopted and implemented by Liquid Strategies in order to comply with the provisions of Rule 206(4)-7. In addition, Liquid Strategies serves as adviser to an ETF that is a series of Listed Funds Trust (“LiFT” or “Trust”). As such, Liquid Strategies is subject to the LiFT Trust Policies and Procedures which have been incorporated into this manual by reference. The LiFT Trust maintains separate policies and procedures as required under the Investment Company Act.

Liquid Strategies serves as adviser to separately managed accounts, an Exchange Traded Fund (“ETF”) complex, a private fund and a registered mutual fund (“clients” or “funds”).
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Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness. A summary report reflecting the Firm’s review of its compliance program under Rule 206(4)-7 of the prior calendar year shall be produced and provided to the Trust CCO.

Policy

The CCO or designee shall review the Manual no less frequently than annually to ensure the adequacy of the policies and procedures contained herein. The reviews will include, in part, specific consideration of the following:

•    Any compliance matters that arose during the previous year;
•    Any changes in the business activities of the Firm (or any affiliated entities); and
•    Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual;
•    New employees are required to acknowledge receipt of the Compliance Manual and Code of Ethics and meet with the CCO to review the requirements;
•    All employees are required to annually acknowledge receipt of the Compliance Manual and Code of Ethics and any amendments and attend firm wide training generally conducted by the CCO with assistance from compliance consultant, records of attendance and materials used are retained;
•    The Firm’s Management members generally meet every other month or more often if needed to discuss overall firm business matters.

All required changes to the Manual resulting from the reviews and/or other considerations shall be reviewed and approved by the Operations Committee of which the CCO is a member.

Procedures

•    The CCO or designee shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual’s policies and procedures as required under Rule 206(4)-7 and providing a summary report to the Firm’s Management.
•    The CCO or designee maintains compliance reviews in ComplianceAlpha EC to assist with regulatory requirement due dates and other firm tasks.
•    The CCO maintains internally a risk assessment which is updated as needed.
•    Any changes to the Manual shall be made by the CCO via collaborative team approach or a designee appointed by the CCO.
•     The CCO is designated with the full power to administer the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to the Firm’s Management. Violations shall be handled on a case by case basis and documented as appropriate.
•     Periodic testing may be conducted by the CCO, designee and or various individuals within the Firm to assist in the evaluation of the adequacy and effectiveness of the Firm’s policies and procedures. Examples of testing may include a review of samples of personal trades submitted by an Employee over a designated period to determine adequacy and effectiveness of the Personal Trading Policy or a review of the Firm’s trade blotter to evaluate allocations of trades.
•     A record of all material breaches of the Compliance Manual and/or Code of Ethics shall be maintained.
•     All employees certify receipt and understanding of the Compliance Manual including the Code of Ethics initially upon hire and annually thereafter.

Responsibility

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual.

Code of Ethics

Purpose

Rule 204A-1 under the Advisers Act requires investment advisers to adopt codes of ethics. The rule requires an adviser’s code of ethics to set forth standards of conduct and require compliance with federal securities laws.

Policy

The Code of Ethics is predicated on the principle that the Firm and its Access Persons owe a fiduciary duty to Clients. An Access Person is a supervised person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. Access Persons for the Firm’s purposes includes all full-time employees as defined above and the term employees shall be used throughout the Code. Part time, temporary, contract or other forms of employee will be evaluated on a case-by-case basis and deemed an Access Person as necessary. Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, the Firm will be mindful to follow the procedures below.
Procedures

•     Place client interests ahead of the interests of the Firm – As a fiduciary, the Firm will serve in their Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.
•    Engage in personal investing that is in full compliance with the Code of Ethics – Employees must review and abide by the Personal Securities Transaction and Insider Trading Policies.
•    Avoid taking advantage of its position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with the Firm, or on behalf of an advisory client, unless in compliance with the Gift Policy in the Conflicts of Interest policy within the Compliance Manual.
•    Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.
•    Any questions with respect to the Code of Ethics should be directed to the CCO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Violations of this Code of Ethics may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of the Firm’s Management. Material violations may be required to be reported to certain parties including the Fund board of trustees and to advisors for which the firm serves as sub advisor. In any situation where you are unsure about the application of this Code of Ethics or any of the policies contained in the Compliance Manual, you are encouraged to discuss the situation confidentially with the CCO.

Administration of the Code Rule 17j-1

Purpose

As Investment Adviser to registered investment companies (“Funds” or “ETFs”) the adviser must ensure additional aspects of Investment Company Rule 17j-1 are incorporated in this Code.

Access Persons are prohibited from engaging in the following conduct:

•    To employ any device, scheme or artifice to defraud the Fund;
•    To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
•    To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
•     To engage in any manipulative practice with respect to the Fund.

Policy

•    The Funds, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.
•    No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:
oDescribes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
oCertifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

Procedures

Reporting

The adviser must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must submit quarterly reports regarding securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Initial and Annual Reports

Access Persons must initially and annually reporting the existence of any account that holds any securities and reportable securities holdings. Initial reports are due within 10 days an individual becoming an Access Person. Annual reports must be current as of December 31st. Per

17j-1(d)(1)(i) title, number of shares and principal amount, the name of the broker, dealer or bank where the account is and the report submission date must be included.

Quarterly Transaction Reports

Each quarter Access Persons must report all reportable securities transactions in accounts in which they have a beneficial interest. Access Persons must also report any accounts opened during the quarter that hold any securities. Per 17j-1, Quarterly report requires date of transaction, title, interest/maturity date, number of shares, principal amount, nature of transaction, price, name of broker and date of report. For any new brokerage account opened include name of account, date account established and date of report.

Preclearance of trades

Rule 17j-1(e) requires that IPOs and Limited Offerings transactions be pre-cleared through the CCO prior to transacting. The Adviser may require additional pre-clearance procedures as noted further in the manual.

Annual training takes place to assist the Firm and its employees with a strong understanding of the Code in an effort to prevent violations.

The CCO shall be responsible for ensuring records are maintained of any violations under the Code and providing the written report to the Fund board.

Personal Trading

Purpose

Rule 204A-1 requires the Code to contain provisions requiring reporting of personal securities transactions and holdings. Additional elements may be included to mitigate certain risks as determined by the particular Firm.

Policy

Transactions in affiliated investment vehicles (including ETFs, closed end interval funds and private funds) must be pre-cleared by the CCO or designee prior to completing any trades. Employees may trans-act in ETFs advised by the Firm prior to 2pm EST. Employees wishing to transact in limited offerings or IPOs must seek pre-clearance approval from the CCO or designee.

Reportable Accounts

The policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, stepchildren, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

Reportable Securities

The Firm requires Employees to provide periodic reports (see the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

•    Direct obligations of the Government of the United States;
•    Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
•    Shares issued by money market funds;
•    Shares issued by open-end registered investment companies, other than funds advised, sub-advised or underwritten by the Firm; and

•    Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm.

Such exemptions do not apply to shares of ETFs that are advised by the Firm. Employees must report any personal transaction in ETFs or mutual funds advised or sub-advised by the Firm.

Reporting

The Firm will collect the following reports from Employees. These reports will enable the Firm to maintain compliance with Rule 204A-1 under the Advisers Act, as well as assist the Firm to determine with reasonable assurance any indications of Scalping, Front-Running or the appearance of a conflict of interest with Client trades. Accordingly, each Employee shall report his/her securities transactions and holdings via the ComplianceAlpha EC system. All Employees will receive a username and password in order to access ComplianceAlpha EC. Exceptions to the manner in which an employee may report his/her securities transactions and holdings will be evaluated and granted on a case-by-case basis by the CCO.

Quarterly Transaction Reports

•    Employees shall be required to report all Securities transactions including any transactions in funds sub-advised by the firm that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, Employees must report this information via ComplianceAlpha EC no later than thirty (30) days after the end of each calendar quarter. Employees will be responsible for uploading statements for all Reportable Accounts to the certification.

Initial and Annual Holdings Reports

•    New Employees are required to report via ComplianceAlpha EC all of their Reportable Securities and Securities Accounts (whether such Accounts contain Reportable Securities or Non-Reportable Securities) not later than 10 days after an individual becomes an Employee.
•    Employees are required to report Reportable Securities and Reportable Accounts annually. Employees may upload a year-end statement to satisfy this requirement. Reports are due by February 14th of each year. The report shall be current as of December 31st.
•    Annual Compliance Questionnaire shall be completed in ComplianceAlpha EC by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the reporting requirements noted above. Specifically, an Employee is not required to:

•    Report on any transactions effected pursuant to an automatic investment plan.
•    Submit any of the three reports (i.e., Quarterly Transaction Report, Initial Holdings Report and Annual Holding Report) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control. Note, however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.). Additional sample review and testing may be conducted by the CCO or designee to further establish that the Access Person did not have any influence over securities transactions in excepted accounts.

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Review

•    The CCO or designee shall periodically compare personal securities transactions reported by employees with the policy and procedure sections of the Code of Ethics to determine if any potential revisions to the policy are needed. Transactions reported will be compared against firm trading. Brokerage statements received hard copy will be used as a back up to supplement this review. A designee shall review the CCO’s activities.
•    Excessive personal trading is discouraged and will be brought to the attention of an employee’s manager.

Violations and Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Firm requires its Employees to promptly report any violations of the Code of Ethics to the CCO. The Firm is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of the Code of Ethics are determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, a verbal warning, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

Insider Trading

Purpose

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Firm has instituted procedures to prevent the misuse of Material Nonpublic Information.

In the past, securities laws have been interpreted to prohibit the following activities:

•    Trading by an insider while in possession of Material Non-Public Information;
•    Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
•    Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Who Does the Policy Cover?

This policy covers all Employees.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•     Dividend or earnings announcements
•     Write-downs or write-offs of assets
•     Additions to reserves for bad debts or contingent liabilities
•     Expansion or curtailment of company or major division operations
•     Merger, joint venture announcements
•     New product/service announcements
•     Discovery or research developments
•     Criminal, civil and government investigations and indictments
•     Pending labor disputes
•     Debt service or liquidity problems
•     Bankruptcy or insolvency problems
•     Tender offers, stock repurchase plans, etc.
•     Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of the Firm. Additionally, the Firm must be careful when disclosing the composition of Clients’ portfolios. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of the fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials or the website is subject to the CCO’s approval in accordance with the Marketing policy and procedures.

Employees should be careful when disclosing the composition of any registered investment company port-folios without obtaining consent from the CCO. The inclusion of information regarding any l fund portfolio holdings in marketing materials or on the Firm’s website is subject to the CCO’s approval in accordance with the marketing and advertising policies and procedures. Requests for information regarding a fund’s holdings from outside individuals or entities should be forwarded to the CCO, who will consider, among other things, the timeliness and sensitivity of the information and the investment company policies and procedures.

Procedures to Follow when an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO as soon as possible. From this point, the CCO will conduct research to determine if the information is likely to be considered important to Clients in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and Firm engaging in Inside Trading, Employees:

•    Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
•    Shall not engage in securities transactions of any company, except in accordance with the Personal Security Transaction Policy and the Federal Securities Laws.
•    Shall submit various reports in accordance with the Personal Security Transaction Policy.
•    Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
•    Shall immediately report the potential receipt of Material Non-Public Information to the CCO.
•    Shall not proceed with any research, trading, etc. until the CCO informs the Employee of the appropriate course of action.

Disclosure and Recordkeeping

Disclosure

The Firm shall describe its Code of Ethics in Part 2A of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for the Firm’s Code of Ethics shall be directed to the CCO.

Recordkeeping

Records will be maintained in the manner and to the extent set forth below.

•    A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
•    A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
•    A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee.
•    A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
•    A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
•    The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Limited Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
•    A copy of each finding presented to a fund Board of Directors or Trustees shall be preserved by the Firm for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Meetings and Committees

Purpose

The Firm holds various meetings aimed at reviewing and strengthening processes and further developing the organization.

Policy

Meetings and or committees are organized and held as needed.

Procedures

Operations committee are typically held on a quarterly basis Finally, the Firm’s Risk Committee meets on a quarterly basis to review the Liquidity Risk Management (“LRMP”) Program, and monitoring of collateral requirements related to derivatives as applicable. The LRMP document is maintained separately from the Compliance Manual. Further, the LRMP Administrator reviews the liquidity of the ETFs at a minimum on a monthly basis. The Firm’s valuation committee meets on a monthly basis.

Conflicts of Interest

Purpose

Effective identification and risk management of the Firm’s conflicts of interests is integral to the overall effectiveness of the compliance program.

Policy

Employees of the Firm are expected to adhere to the highest standards with respect to any potential conflicts of interest with Clients.– simply stated, no Employee should ever enjoy a benefit at the detriment of any Client.

Procedures

Outside Business Activities

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, employees, contractors, or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may receive compensation for such Outside Business Activities. Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Employees will not be permitted to serve as a director or member of a company that is held as an investment in the Funds. Employees may use Compliance Alpha to seek approval for outside business activities. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV, as applicable. In addition, Employees are required to report any approved Outside Business Activity on an annual basis on the Annual Compliance Questionnaire.

Annual Compliance Questionnaire

Employees complete the Annual Compliance Questionnaire on an annual basis. The questionnaire is designed to assist the Firm in obtaining relevant information related to potential conflicts for the Firm and its employees including the identification of any affiliated parties to the Funds for which the Firm serves as investment adviser.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Firm and in which he or she knows the Firm might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to the Firm, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any the Firm business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by the Firm may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

Dealings with Government and Industry Regulators

The Firm forbid payments of any kind by either adviser, their Employees or any agent or other intermediary to any government official, self regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

Improper Use of the Firm Property

No Employee may utilize property of the Firm or utilize the services of the Firm or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO and Firm’s Management. For this purpose, “property” means both tangible and intangible property, including the Firm and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Registered Investment Company (“RIC”) compliance

Upon identification of a new Company affiliate, Compliance will notify the RICs for compliance monitoring purposes. The Company has responsibility for monitoring RIC portfolio investments for investments in affiliated entities.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts, Entertainment and Charitable Donations or Sponsorships

Employees must log gifts and entertainment, both given and received, via ComplianceAlpha EC.

Entertainment – Receipt of Business Meals, Tickets to Sporting & Other Events - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the estimated cost of the meal, event, etc. is greater than $200 per person, the Employee should report his/her attendance at the event via ComplianceAlpha EC. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the price mark-up for the reporting requirements.

Entertainment – Provision of Business Meals, Tickets, & Other Events - Employees must report any entertainment provided to a third party at the expense of the Firm (or its Employees) if the cost of the meal, event, etc. is greater than $500 per person. Employees should report the entertainment provided via ComplianceAlpha EC.

Gifts –Receipt of Gifts - Employees must report their intent to accept gifts over $300 (either one single gift, or in aggregate on an annual basis) to the CCO by reporting the gift via ComplianceAlpha EC. Reasonable gifts received on behalf of the Firm shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to the offices of the Firm by service providers.

Gifts - Provision of Gifts – the Firm and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $300 to any Client, prospective client or any individual or entity that the Firm are seeking to do business with.

Charitable Donations and Sponsorships

The Firm and employees are prohibited from donating to any charity with the intention of influencing such charity to become a Client or Investor.

If an Employee receives a request to donate to any charity at the behest of any Client or Investor he or she must request pre-clearance from the CCO.

Employees should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety.

The Firm may display its name in connection with sponsoring sporting events, for example. A communication that simply notes an event is “brought to you by the Firm” would not be considered an advertisement for purposes of the Marketing Rule as long as it is not offering any advisory services with regard to securities. Any decision by the Firm to participate in a sponsorship event should be reviewed by the CCO to ensure it is in compliance with this policy.

Standard of Conduct
Purpose
As Employees of the Firm, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our Clients our undivided loyalty – our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.
We are expected to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospective Clients, the Firm, and our fellow Employees.
Policy
We expect all persons associated with the Firm to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.
We are expected to conduct our personal financial affairs in a prudent manner, avoiding any action that could compromise our ability to deal objectively with our Clients.
Employees should be thoroughly familiar with the Firm’s policies and procedures.
Employees are encouraged to speak to the CCO or, in his absence, the Firm’s CEO if you believe that changes or additions to, or deletions from, the Code may be appropriate.
Procedures
·notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this document;
·notify the CCO promptly if you become aware of any practice that arguably involves the Firm in a conflict of interest with any of its Clients or individuals or entities with which the Firm does business;
·cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Compliance Manual and Code of Ethics and (ii) the Firm to comply with the Federal Securities Laws to which they are subject; and
·notify the CCO promptly if you become aware of any disclosure document that may be inaccurate, incomplete or out of date in any respect.
·All employees are required to attend the Firm’s annual compliance training during which aspects of the Code of Ethics including Insider Trading are discussed. New employees are provided with an abbreviated review.

This document and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein. In developing the Manual, The Firm considered the material risks associated with activities engaged in by the Firm.
The Firm may amend this Code and associated Manual and/or adopt interpretations of the policies and procedures contained in either as deemed appropriate by the CCO. All material amendments to the Compliance Manual and Code of Ethics shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations on at least an annual basis. Additionally, all employees shall acknowledge receipt and understanding of the Compliance Manual and Code of Ethics initially within 10 days of their start with the Firm.

Administration of the Code Rule 17j-1
Purpose
As Investment Adviser to registered investment companies (“Funds” or “ETFs”) the adviser must ensure additional aspects of Investment Company Rule 17j-1 are incorporated in this Code.
Access Persons are prohibited from engaging in the following conduct:
·To employ any device, scheme or artifice to defraud the Fund;
·To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
·To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
·To engage in any manipulative practice with respect to the Fund.
Policy
·The Funds, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.
·No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:
oDescribes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
oCertifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.
Procedures
Reporting
The adviser must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must submit quarterly reports regarding securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.
Initial and Annual Reports
Access Persons must initially and annually reporting the existence of any account that holds any securities and reportable securities holdings. Initial reports are due within 10 days an individual becoming an Access Person. Annual reports must be current as of December 31st. Per 17j-1(d)(1)(i) title, number of shares and principal amount, the name of the broker, dealer or bank where the account is and the report submission date must be included.

Quarterly Transaction Reports
Each quarter Access Persons must report all reportable securities transactions in accounts in which they have a beneficial interest. Access Persons must also report any accounts opened during the quarter that hold any securities. Per 17j-1, Quarterly report requires date of transaction, title, interest/maturity date, number of shares, principal amount, nature of transaction, price, name of broker and date of report. For any new brokerage account opened include name of account, date account established and date of report.
Preclearance of trades
Rule 17j-1(e) requires that IPOs and Limited Offerings transactions be pre-cleared through the CCO prior to transacting. The Adviser may require additional pre-clearance procedures as noted further in the manual.
Annual training takes place to assist the Firm and its employees with a strong understanding of the Code in an effort to prevent violations.
The CCO shall be responsible for ensuring records are maintained of any violations under the Code and providing the written report to the Fund board.

Personal Trading
Purpose
Rule 204A-1 requires the Code to contain provisions requiring reporting of personal securities transactions and holdings. Additional elements may be included to mitigate certain risks as determined by the particular Firm.
Policy
Employees may transact in Exchange Traded Funds (“ETFs”) advised by the Firm prior to 2pm EST. Pre-clearance is not required. Employees are discouraged from short term trading in ETFs advised by the Firm. Short term trading is generally considered a round trip trade within 30 days. Employees wishing to transact in limited offerings or IPOs must seek pre-clearance approval from the CCO.
Reportable Accounts
The policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, stepchildren, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.
It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.
Reportable Securities
The Firm requires Employees to provide periodic reports (see the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:
·Direct obligations of the Government of the United States;
·Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
·Shares issued by money market funds;
·Shares issued by open-end registered investment companies, other than funds advised, sub-advised or underwritten by the Firm; and
·Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm.

Such exemptions do not apply to shares of ETFs that are advised by the Firm. Employees must report any personal transaction in ETFs advised or sub-advised by the Firm.
Reporting
The Firm will collect the following reports from Employees. These reports will enable the Firm to maintain compliance with Rule 204A-1 under the Advisers Act, as well as assist the Firm to determine with reasonable assurance any indications of Scalping, Front-Running or the appearance of a conflict of interest with Client trades. Accordingly, each Employee shall report his/her securities transactions and holdings via the Orion Compliance (“Orion Compliance”) system. All Employees will receive a username and password in order to access Orion Compliance. Exceptions to the manner in which an employee may report his/her securities transactions and holdings will be evaluated and granted on a case-by-case basis by the CCO and CEO.
Quarterly Transaction Reports
·Employees shall be required to report all Securities transactions including any transactions in funds sub-advised by the firm that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, Employees must report this information via Orion Compliance no later than thirty (30) days after the end of each calendar quarter. Employees will be responsible for uploading statements for all Reportable Accounts to the certification.
Initial and Annual Holdings Reports
·New Employees are required to report via Orion Compliance all of their Reportable Securities and Securities Accounts (whether such Accounts contain Reportable Securities or Non-Reportable Securities) not later than 10 days after an individual becomes an Employee.
·Employees are required to report Reportable Securities and Reportable Accounts annually. Employees may upload a year-end statement to satisfy this requirement. Reports are due by February 14th of each year. The report shall be current as of December 31st.
·Annual Compliance Questionnaire shall be completed in Orion Compliance by February 14th of each year.
Exceptions from Reporting Requirements
There are limited exceptions from certain of the reporting requirements noted above. Specifically, an Employee is not required to:
·Report on any transactions effected pursuant to an automatic investment plan.
·Submit any of the three reports (i.e., Quarterly Transaction Report, Initial Holdings Report and Annual Holding Report) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control. Note, however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.). Additional sample review and testing may be conducted by the CCO or designee to further establish that the Access Person did not have any influence over securities transactions in excepted accounts.

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.
Review
·The CCO or designee shall periodically compare personal securities transactions reported by employees with the policy and procedure sections of the Code of Ethics to determine if any potential revisions to the policy are needed. Transactions reported will be compared against firm trading. Brokerage statements received hard copy will be used as a back up to supplement this review. A designee shall review the CCO’s activities.
·Excessive personal trading is discouraged and will be brought to the attention of an employee’s manager.
Violations and Remedial Actions
The Firm takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Firm requires its Employees to promptly report any violations of the Code of Ethics to the CCO. The Firm is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.
If any violation of the Code of Ethics are determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, a verbal warning, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

Insider Trading
Purpose
Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Firm has instituted procedures to prevent the misuse of Material Nonpublic Information.
In the past, securities laws have been interpreted to prohibit the following activities:
·Trading by an insider while in possession of Material Non-Public Information;
·Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
·Communicating Material Non-Public Information to others in breach of a fiduciary duty.
Who Does the Policy Cover?
This policy covers all Employees.
What Information is Material?
Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:
·Dividend or earnings announcements
·Write-downs or write-offs of assets
·Additions to reserves for bad debts or contingent liabilities
·Expansion or curtailment of company or major division operations
·Merger, joint venture announcements
·New product/service announcements
·Discovery or research developments
·Criminal, civil and government investigations and indictments
·Pending labor disputes
·Debt service or liquidity problems
·Bankruptcy or insolvency problems
·Tender offers, stock repurchase plans, etc.
·Recapitalization
Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.
What Information is Non-Public?
In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.
Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.
Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.
The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.
Selective Disclosure
Employees must never disclose proposed/pending trades to any client or other individual/entity outside of the Firm. Additionally, the Firm must be careful when disclosing the composition of Clients’ portfolios. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of the fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials or the website is subject to the CCO’s approval in accordance with the Marketing policy and procedures.
Employees should be careful when disclosing the composition of any registered investment company portfolios without obtaining consent from the CCO. The inclusion of information regarding any l fund portfolio holdings in marketing materials or on the Firm’s website is subject to the CCO’s approval in accordance with the marketing and advertising policies and procedures. Requests for information regarding a fund’s holdings from outside individuals or entities should be forwarded to the CCO, who will consider, among other things, the timeliness and sensitivity of the information and the investment company policies and procedures.
Procedures to Follow when an Employee Believes that They Possess Material Non-Public Information
If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO as soon as possible. From this point, the CCO will conduct research to determine if the information is likely to be considered important to Clients in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and Firm engaging in Inside Trading, Employees:

·Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
·Shall not engage in securities transactions of any company, except in accordance with the Personal Security Transaction Policy and the Federal Securities Laws.
·Shall submit various reports in accordance with the Personal Security Transaction Policy.
·Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
·Shall immediately report the potential receipt of Material Non-Public Information to the CCO.
·Shall not proceed with any research, trading, etc. until the CCO informs the Employee of the appropriate course of action.

Disclosure and Recordkeeping
Disclosure
The Firm shall describe its Code of Ethics in Part 2A of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for the Firm’s Code of Ethics shall be directed to the CCO.
Recordkeeping
Records will be maintained in the manner and to the extent set forth below.
·A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
·A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
·A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee.
·A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
·A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
·The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Limited Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
·A copy of each finding presented to a fund Board of Directors or Trustees shall be preserved by the Firm for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Meetings and Committees
Purpose
The Firm holds various meetings aimed at reviewing and strengthening processes and further developing the organization.
Policy
Meetings and or committees are organized and held as needed.
Procedures
The Firm’s Management Committee is generally held on a quarterly or as needed basis. The committee consists of the Firm’s Partners (excluding passive investors). Operations meetings are typically held on a monthly basis and include the Firm’s CCO/Controller, members of the Portfolio Management team and the Firm’s third-party compliance consultant. Finally, the Firm’s Risk Committee meets on a monthly basis to review the Liquidity Risk Management (“LRMP”) Program, and monitoring of collateral requirements related to derivatives as applicable. The LRMP document is maintained separately from the Compliance Manual. Further, the LRMP Administrator reviews the liquidity of the ETFs at a minimum on a monthly basis.

Conflicts of Interest
Purpose
Effective identification and risk management of the Firm’s conflicts of interests is integral to the overall effectiveness of the compliance program.
Policy
Employees of the Firm are expected to adhere to the highest standards with respect to any potential conflicts of interest with Clients.– simply stated, no Employee should ever enjoy a benefit at the detriment of any Client.
Procedures
Outside Business Activities
Employees may, under certain circumstances, be granted permission to serve as directors, trustees, employees, or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may receive compensation for such Outside Business Activities. Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Employees will not be permitted to serve as a director or member of a company that is held as an investment in the Funds. Employees may use the Request for Approval of Outside Business Activities (See Attachment A) to seek approval for outside business activities. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV, as applicable. In addition, Employees are required to report any approved Outside Business Activity on an annual basis on the Conflicts Disclosure Questionnaire.
Conflicts Disclosure Questionnaire
Employees complete the Conflicts Disclosure Questionnaire on an annual basis. The questionnaire is designed to assist the Firm in obtaining relevant information related to potential conflicts for the Firm and its employees including the identification of any affiliated parties to the Funds for which the Firm serves as investment adviser.
Diversion of Firm Business or Investment Opportunity
No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Firm and in which he or she knows the Firm might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to the Firm, and obtaining written authorization to participate from the CCO.
Any personal or family interest of an Employee in any the Firm business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by the Firm may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.
Dealings with Government and Industry Regulators
The Firm forbid payments of any kind by either adviser, their Employees or any agent or other intermediary to any government official, self regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.
Improper Use of the Firm Property
No Employee may utilize property of the Firm or utilize the services of the Firm or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO and CEO. For this purpose, “property” means both tangible and intangible property, including the Firm and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.
Registered Investment Company (“RIC”) compliance
Upon identification of a new Company affiliate, Compliance will notify the RICs for compliance monitoring purposes. The Company has responsibility for monitoring RIC portfolio investments for investments in affiliated entities.
Employee Involvement in Litigation or Proceedings
Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.
Gifts and Entertainment
Employees must log gifts and entertainment, both given and received, via Orion Compliance.
Entertainment – Receipt of Business Meals, Tickets to Sporting & Other Events - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the estimated cost of the meal, event, etc. is greater than $200 per person, the Employee should report his/her attendance at the event via Orion Compliance. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the price mark-up for the reporting requirements.
Entertainment – Provision of Business Meals, Tickets, & Other Events - Employees must report any entertainment provided to a third party at the expense of the Firm (or its Employees) if the cost of the meal, event, etc. is greater than $200 per person. Employees should report the entertainment provided via Orion Compliance.
Gifts –Receipt of Gifts - Employees must report their intent to accept gifts over $100 (either one single gift, or in aggregate on an annual basis) to the CCO by reporting the gift via Orion Compliance.

Reasonable gifts received on behalf of the Firm shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to the offices of the Firm by service providers.
Gifts - Provision of Gifts – the Firm and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 to any Client, prospective client or any individual or entity that the Firm are seeking to do business with.